UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 17, 2011

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)
2000 Ultimate Way, Weston, Florida___ (Address of principal executive offices)		33326 (Zip Code)

                       (954) 331-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Ultimate Software Group, Inc. and subsidiaries (“Ultimate” or the “Company”) held its 2011 annual meeting of stockholders (“Annual Meeting of Stockholders”) on May 17, 2011.  The principal business of the meeting was (i) to elect two directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) to approve by non-binding advisory vote the compensation paid to Ultimate’s named executive officers; and (iv) to recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to Ultimate’s named executive officers.  The final voting results for each of the proposals submitted to a vote are below.

(i) The names of the nominees for directors whose term expired at the Annual Meeting of Stockholders of the Company and who were elected to serve as directors until the 2014 Annual Meeting of Stockholders are as follows:

Nominee	For	Withheld Vote	Broker Non Votes
LeRoy A. Vander Putten	20,540,621	1,940,427	2,838,708
Robert A. Yanover	20,540,621	1,940,427	2,838,708

 (ii) The results of the vote to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 are as follows:

For	Against	Abstain	Broker Non Votes
25,060,802	256,674	2,280	0

(iii) The results of the non-binding advisory vote to approve the compensation paid to Ultimate’s named executive officers:

For	Against	Abstain	Broker Non Votes
14,487,188	7,985,597	8,263	2,838,708

(iv) The results of the non-binding advisory vote to recommend the frequency of future advisory votes on the compensation paid to Ultimate’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non Votes
20,743,757	73,945	1,661,758	1,588	2,838,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: May 17, 2011